UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2012

THE BRAINY BRANDS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54344	30-0457914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

460 Brogdon Road, Suite 400
Suwanee, GA 30024
(Address of principal executive offices) (zip code)

(678) 762-1100
 (Registrant's telephone number, including area code)

  Copies to:
Marc Ross, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2012, John Benfield resigned as chief executive officer and director of The Brainy Brands Company, Inc. (the “Company”) and Paul W. Harrison was elected chief executive officer and director of the Company.

Since 2011, Mr. Harrison, age 57, has been a board member of Xcite Health Corp. and APSS, Inc. Since 2008, Mr. Harrison has been the Managing Member of Harrison Family Partners, LLC (HFP). From 2006 to 2011, Mr. Harrison was a board member of Modern Medical Modalities Corporation. Since 2004, Mr. Harrison has been the Chairman and CEO of Attune, Inc. (an affiliate of HFP). Prior to 2004, Mr. Harrison held Executive positions with Fortune 500 companies including Lincoln National Corporation and McKesson Corporation, served as a director on multiple boards and as the CEO of private and publicly-held companies, and founded and sold several businesses.

Mr. Harrison has a Bachelors Degree in Business (BBA) from Georgia State University, USA, a Postgraduate Certificate in Marketing from Edinburgh School of Business, Scotland, UK, and a Certificate in Corporate Governance from the Tulane University Law School. He also has  professional certifications in multiple industries, including a Chartered Financial Consultant (ChFC), a Chartered Life Underwriter (CLU), a Fellow of the Life Management Institute (FLMI with Distinction), an Associate in Life and Health Claims (ALHC), a Health Insurance Associate (HIA), and has Actuarial training. Mr. Harrison is also Certified in Commercial Real Estate Appraisal (CCRA), is Certified in Homeland Security (CHS) with a specialization in Engineering & Technology, is a Certified Forensics Consultant (CFC) with training in Expert Witness Testimony, is Sensitive Security Information Certified (SSI), and is a Diplomate American Board of Forensics Examiners (DABFE) and Diplomate American Board of Forensics Engineering & Technology (DABFET).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRAINY BRANDS COMPANY, INC.

Dated: March 22, 2012	By:	/s/ Paul Harrison
Name: Paul Harrison
Title: Chief Executive Officer

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